Exhibit 99.1

AMERICAN MEDIA, INC. TO HOLD EARNINGS CONFERENCE CALL
ON FEBRUARY 17, 2016 TO DISCUSS RESULTS FOR THE THREE AND NINE MONTH PERIODS ENDED DECEMBER 31, 2015

NEW YORK, February 12, 2016 /PRNewswire/ - American Media, Inc. (AMI) today announced that it will hold an earnings conference call on February 17, 2016 at 3:30 p.m. EST to discuss the financial results for the three and nine month periods ended December 31, 2015. AMI’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015 will be filed with the Securities and Exchange Commission on February 16, 2016.

Conference call details are as follows:
Date: Wednesday, February 17, 2016
Time: 3:30 p.m. EST
Call-In Number: (877) 293-9442/ (630) 343-1248
Conference ID Number: 4771

A telephonic replay of the conference call has been arranged to be available from Wednesday, February 17, 2016 at 6:00 p.m. EST through 6:00 pm EST on Wednesday, March 2, 2016.  To access the replay, please call: (866) 873-8511/ (630) 343-1245 and reference Confirmation ID Number: 4771.

About American Media, Inc.
American Media, Inc. (AMI) owns and operates the leading print and digital celebrity and active lifestyle media brands in the United States. AMI's titles include National Enquirer, Star, OK!, Globe, National Examiner, Soap Opera Digest, Men's Fitness, Muscle & Fitness, Flex and Muscle & Fitness Hers. AMI also manages 10 different digital sites including RadarOnline.com, OKmagazine.com, MensFitness.com and MuscleandFitness.com. AMI's magazines have a combined total circulation of 2.1+ million and reach more than 37 million men and women each month. AMI's digital properties reach an average of 50 million unique visitors and over 350 million page views monthly.

Contact:
Christopher Polimeni
Executive Vice President and Chief Financial Officer
American Media, Inc.
212.545.4829

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